Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(20,366,637)
Unrealized Gain (Loss) on Market Value of Futures	32,093,542
Dividend Income	38,304
Interest Income	529,256
ETF Transaction Fees	17,000
Total Income (Loss)	$12,311,465

Expenses
General Partner Management Fees	$143,589
Professional Fees	82,213
Brokerage Commissions	82,037
Non-interested Directors' Fees and Expenses	2,960
Prepaid Insurance Expense	2,851
NYMEX License Fee	3,590
SEC & FINRA Registration Expense	4,959
Total Expenses	$322,199
Net Income (Loss)	$11,989,266

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$248,014,523
Additions (4,900,000 Shares)	126,203,387
Withdrawals (4,000,000 Shares)	(108,018,397)
Net Income (Loss)	11,989,266

Net Asset Value End of Month	$278,188,779
Net Asset Value Per Share (11,084,588 Shares)	$25.10

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596